FORM OF

EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT (the “Agreement”) dated as of ___________ (the “Agreement Date”), between Elevance Health, Inc., an Indiana corporation (“Elevance Health”) with its headquarters and principal place of business in Indianapolis, Indiana (Elevance Health, together with its subsidiaries and affiliates are collectively referred to herein as the “Company”), and ___________________________ (the “Executive”).
W I T N E S S E T H
WHEREAS, the Company desires to retain the services of Executive and to provide Executive an opportunity to receive severance to which Executive is not otherwise entitled in return for the diligent and loyal performance of Executive’s duties and Executive’s agreement to reasonable and limited restrictions on Executive’s post-employment conduct to protect the Company’s investments in its intellectual property, employee workforce, customer relationships, and goodwill;
WHEREAS, the Company has established the Elevance Health Executive Agreement Plan (“Plan”) to provide certain benefits for participants who enter into an employment agreement in the form of this Agreement;
WHEREAS, Executive is not required to execute this Agreement as a condition of continued employment and remains an employee at will regardless of whether Executive signs the Agreement; rather, Executive is entering into this Agreement to enjoy the substantial additional payments and benefits available under the Plan; and
NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.
1.POSITION/DUTIES.
(a)Executive shall serve in the position communicated to Executive in writing by or on behalf of the Company’s senior leadership, provided the Company may from time to time assign Executive such other positions, duties, authorities, and/or responsibilities as are commensurate with Executive’s skills and talents.
(b)Executive shall comply with Company policies and procedures, and shall devote all of Executive’s business time, energy, skill, best efforts, and undivided business loyalty to the performance of Executive’s duties with the Company. Executive further agrees that while employed by the Company, Executive shall not perform any services for remuneration for or on behalf of any other entity without the advance written consent of the Company.

2.EMPLOYMENT PERIOD. Executive’s employment under this Agreement shall commence on the Agreement Date listed above and shall terminate in accordance with the termination provisions of Section 6 of this Agreement. Either party may notify the other in writing of the termination of this Agreement without terminating Executive’s employment with the Company; in such event, Executive (a) shall remain an employee at will of the Company, and (b) shall, until the earlier of the Executive’s termination of employment or the one-year anniversary of such notice, remain covered by this Agreement and a Participant in the Plan.
3.BASE SALARY. The Company agrees to pay Executive at the annual base salary rate communicated to Executive in writing by or on behalf of the Company’s senior leadership, payable in accordance with the regular payroll practices of the Company. Executive’s base salary shall be subject to annual review by the Company.
4.BONUS. Executive shall be eligible to receive consideration for an annual bonus upon such terms as adopted from time to time by the Company. The target bonus for which Executive is eligible for the year in which this Agreement is executed, in accordance with the terms of the applicable bonus plan/policy, has been communicated to Executive in writing by or on behalf of the Company’s senior leadership.
5.BENEFITS. Executive, his or her spouse or domestic partner, and eligible dependents shall be entitled to participate in any employee benefit plan that the Company has adopted or may adopt, maintain, or contribute to for the benefit of its executives at a level commensurate with Executive’s position, subject to satisfying the applicable eligibility and contribution requirements therefor. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time in accordance with its terms.
6.TERMINATION. Executive’s employment and the Employment Period shall terminate on the first of the following to occur:
(a)DISABILITY. Subject to applicable law, upon 10 days’ prior written notice by the Company to Executive of termination due to Disability. “Disability” shall have the meaning defined in the Company’s Long Term Disability Plan.
(b)DEATH. Automatically on the date of death of Executive.
(c)CAUSE. The Company may terminate Executive’s employment hereunder for Cause immediately upon written notice by the Company to Executive of a termination for Cause. “Cause” shall have the meaning defined for that term in the Plan.
(d)WITHOUT CAUSE. Upon written notice by the Company to Executive of an involuntary termination without Cause, other than for death or Disability.
(e)BY EXECUTIVE. Upon at least thirty (30) days’ advance written notice by the Executive to the Company with or without Good Reason as defined in the Plan. If the Executive fails to provide this advance notice, the Executive will immediately forfeit any vested but unexercised Options granted on or after July 1, 2018.

7.CONSEQUENCES OF TERMINATION. Executive’s entitlement to payments and benefits upon a termination of employment that constitutes an Eligible Separation from Service shall be as set forth in the Plan.
8.RELEASE. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond Accrued Benefits shall be payable only if Executive delivers to the Company and does not revoke a general release of all claims in a form tendered by the Company which shall be substantially similar to the form attached as Exhibit B to the Plan or such other form acceptable to the Company within the applicable time period set forth in the Plan.
9.RESTRICTIVE COVENANTS AND INTELLECTUAL PROPERTY. Executive acknowledges that he or she has been given an opportunity to review the Plan including, as applicable, Restrictive Covenants and Intellectual Property as set forth in Appendix C of the Plan, and agrees to comply with the covenants and obligations applicable to Executive under Sections 3.6 and 3.10 of the Plan, and acknowledges that such covenants and obligations, and the remedies for violation thereof, as set forth in the Plan, are reasonable and necessary to preserve the legitimate business interests of the Company, its present and potential business activities, and the economic benefits derived therefrom; will not prevent Executive from earning a livelihood in Executive’s chosen business; and are not an undue restraint on the trade of Executive, or any of the public interest that may be involved. Executive’s obligations contained in this Section 9 and in Section 10 below shall survive the cessation of the Employment Period and Executive’s employment with the Company and shall be fully enforceable thereafter.
10.COOPERATION. While employed by the Company and for two years (or, if longer, for so long as any claim referred to in Section 3.10 of the Plan remains pending) after the termination of Executive’s employment for any reason, Executive will provide cooperation and assistance to the Company as provided in Section 3.10 of the Plan.
11.NOTIFICATION OF EXISTENCE OF AGREEMENT. Executive agrees that in the event that Executive is offered employment with another employer (including service as a partner of any partnership or service as an independent contractor) at any time during the existence of this Agreement, or such other period in which post termination obligations of this Agreement apply, Executive shall immediately advise said other employer (or partnership) of the existence of Executive’s obligations under this Agreement and the Plan and shall immediately provide said employer (or partnership or service recipient) with a copy of the Plan and the covenants incorporated by reference into Section 3.6 of the Plan.
12.NOTIFICATION OF SUBSEQUENT EMPLOYMENT. Executive shall report promptly to the Company any employment with another employer (including service as a partner of any partnership or service as an independent contractor or establishment of any business as a sole proprietor) obtained during the period in which Executive’s post-termination obligations set forth in Section 9 of this Agreement and Section 3.6 of the Plan apply.
13.NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed e-mail, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive:
At the address (or to the facsimile number) shown
on the records of the Company

If to the Company:
Chief Human Resources Officer
Elevance Health, Inc.
220 Virginia Avenue
Indianapolis, IN 46204

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.
15.SUCCESSORS AND ASSIGNS - BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, as the case may be. The Company may assign this Agreement to any affiliate of the Company and to any successor or assign of all or a substantial portion of the Company’s business. Executive may not assign or transfer any of his or her rights or obligations under this Agreement.
16.SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
17.DISPUTE RESOLUTION. The dispute resolution provisions set forth in the Plan (including but not limited to the ERISA claims procedures the jury trial waiver set forth therein) shall apply to and govern any dispute arising out of or relating to this Agreement.
18.GOVERNING LAW. This Agreement forms part of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and shall be governed by and construed in accordance with ERISA and, to the extent applicable and not preempted by ERISA, the law of the State of Indiana applicable to contracts made and to be performed entirely within that State, without regard to its conflicts of law principles.
19.MISCELLANEOUS. No provision of this Agreement may be waived, modified, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer or director as may be designated by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the Plan and together with all exhibits thereto, and documents incorporated therein by reference, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.
20.OTHER EMPLOYMENT ARRANGEMENTS. Except as provided in Section 2.1(a)(i) of the Plan, any severance or change in control plan or agreement (other than the Plan) or other similar agreements or arrangements between Executive and the Company shall, effective as of the Agreement Date, be superseded by this Agreement and the Plan and shall therefore terminate and be null and void and of no force or effect. For the avoidance of doubt, the preceding sentence shall not apply to outstanding Equity Awards held by the Participant on the Agreement Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
ELEVANCE HEALTH, INC.

By: ______________________________

Chief Human Resources Officer

Date: ___________________________________

EXECUTIVE

___________________________________

Print Name

Date: ____________________________________